SUBLINGUAL EPINEPHRINE FILM'S MUCOADHESIVE PROPERTIES ENSURE CONSISTENT ORAL PLACEMENT AND DRUG RELEASE

Carl Kraus MD[1], David Golden MD[2], Matt Greenhawt MD[3], Jay Lieberman MD[4], David Bernstein MD[5], John Oppenheimer MD[6], Steve Wargacki PhD[1]

[1]Aquestive Therapeutics, [2]Medstar Franklin Square Hospital, Baltimore, MD, [3]Children's Hospital Colorado, University of Colorado, Aurora, CO, [4]University of Tennessee Health Science Center, Memphis, TN, [5]Cincinnati Children's Hospital Medical Center, University of Cincinnati, Cincinnati, OH, [6]UMDNJ Rutgers University School of Medicine

INTRODUCTION

- Epinephrine administered intramuscularly into the anterolateral thigh via manual injection or auto-injector (e.g., EpiPen®, Auvi-Q®) is currently the first-line treatment for anaphylaxis.[1]
- The two injection methods have distinct pharmacokinetic (PK) profiles,[2] but both clinically stabilize a patient with anaphylaxis in the outpatient or hospital setting.
- AQST-109 (also referred to as DESF) is a novel prodrug of epinephrine delivered via sublingual film and is being developed for the emergency treatment of type 1 allergic reactions, including anaphylaxis.
- AQST-109 could be conveniently carried by patients (e.g., in a wallet, pocket, small purse, or on the back of a mobile phone).
- The potential impact of placement or movement of AQST-109 was not previously assessed.

OBJECTIVES

- The study objectives were to compare the PK of epinephrine following single administration of AQST-109 to that following single administration of epinephrine intramuscular (IM) injection in healthy adult subjects.
- To evaluate the safety and tolerability of epinephrine following single administration of AQST-109 to that following single administration of epinephrine IM injection in healthy adult subjects.
- Subsequent analysis was conducted to evaluate the impact of intraoral film placement and movement on variability in PK and pharmacodynamics (PD).

METHODS

STUDY DESIGN

- An open-label, single-center, randomized, four-period, four-treatment, four-sequence, comparative PK study.
- During the studies, subjects received:
  - AQST-109 12 mg
  - Epinephrine 0.3 mg via IM injection
  - Epinephrine 0.3 mg via EpiPen
  - Epinephrine 0.3 mg via Auvi-Q

METHODS (cont'd)

KEY INCLUSION CRITERIA

- Healthy adult males and females aged 18 to 55 years.
- Body mass index (BMI) between 18 and 30 kg/m^2.
- Weight ≥45 kg for females and ≥50 kg for males.

RESULTS

PK DATA

- Movement was noted in 12.5% of subjects (8 of 64) .
- DESF delivery resulted in epinephrine PK comparable to Epinephrine Auto-Injectors (EAIs) or IM injection, and remained consistent independent of variations in film location, defined by change in location upon mouth checks (Figure 1).
- When movement was noted, there were no significant differences between subjects with or without film movement.
- Geometric mean (GM) C_{max}
  - 351.14 pg/mL with film movement and 490.27 pg/mL without film movement; p = 0.49
- Median T_{max}
  - 12 minutes with film movement and 12 minutes without film movement; p = 0.96

Figure 1: Geometric Mean Epinephrine Concentration over Time By Treatment


Geometric Mean
Baseline-Corrected Epinephrine Concentration (pg/mL)
Time (minutes)
Auvi-Q 0.3 mg
EpiPen 0.3 mg
Manual IM 0.3 mg
DESF 12 mg
DESF 12 mg – With Film Movement
DESF 12 mg – Without Film Movement

RESULTS (cont'd)

Table 1: Epinephrine PK Parameters With and Without Film Movement

Parameter[a]	With Film Movement (N=8)	Without Film Movement (N=56)
T_{max}, min	12	12
C_{max}, pg/mL	351.14 (93.57%)	490.27 (84.4%)
AUC_{0-10}, h·pg/mL	16.92	17.72
AUC_{0-20}, h·pg/mL	57.14	73.83
AUC_{0-30}, h·pg/mL	79.31	108.99
AUC_{0-45}, h·pg/mL	102.31	144.79

[a]Geometric mean values except for median T_{max}. C_{max} also reports coefficient of variation (%).

PD DATA

- DESF PD remained consistent independent of small variations in film location, as shown in Figures 2 and 3. {PR not shown}.
- There were no significant differences in median change in systolic blood pressure (SBP), diastolic blood pressure (DBP), or pulse rate (PR) between subjects with or without film movement (Table 2).
- Additionally, there were no significant differences in median max SBP, DBP or PR between the two subgroups (Table 2).

Table 2: Epinephrine PD Parameters With and Without Film Movement

Parameter[b]	With Film Movement	Without Film Movement
SBP		
Change, mmHg	7.75	6.50
Max, mmHg	143.50	132.50
DBP		
Change, mmHg	3.25	1.50
Max, mmHg	88.50	80.00
Pulse		
Change, beats/min	2.00	3.25
Max, beats/min	87.50	84.00

[b]all values are median

RESULTS (cont'd)

Figure 2: Median Change from Baseline in Systolic Blood Pressure


Median Change in SBP (mmHg)
Time (minutes)
Auvi-Q 0.3 mg
EpiPen 0.3 mg
Manual IM 0.3 mg
DESF 12 mg
DESF 12 mg – With Film Movement
DESF 12 mg – Without Film Movement

Figure 3: Median Change from Baseline in Diastolic Blood Pressure


Median Change in DBP (mmHg)
Time (minutes)
Auvi-Q 0.3 mg
EpiPen 0.3 mg
Manual IM 0.3 mg
DESF 12 mg
DESF 12 mg – With Film Movement
DESF 12 mg – Without Film Movement

SAFETY AND TOLERABILITY

- Most adverse events were consistent with known physiologic effects of epinephrine and were similar across treatments.
- There were no severe treatment-emergent adverse events (TEAEs) reported.
- All reported TEAEs were mild, transient, or resolved with minimal intervention.

CONCLUSIONS

- Analysis of residual film location between 1.5 to 3 minutes post-administration revealed minimal displacement
  - 87.5% of subjects had no change in film location between timepoints
- The initial placement or subsequent movement of the sublingual film had no impact on epinephrine PK or PD, with all results comparable to injection.
- Similar to all prior studies to date, AQST-109 was safe and well tolerated at the therapeutic dose.
- These results suggest AQST-109 offers a consistent, robust and permissive method of drug delivery in anaphylaxis management

REFERENCES

1. Shaker MS, Wallace DV, Golden DBK, et al. J Allergy Clin Immunol. 2020;145(4):1082-1123.
2. Worm M, Nguyen D, Rackley R, et al. Clin Transl Allergy. 2020;10:21.

ACKNOWLEDGMENTS

This study was sponsored by Aquestive Therapeutics.

DISCLOSURES

Drs. Golden, Greenhawt, Lieberman, Bernstein, and Oppenheimer are members of the advisory board and consultants to Aquestive Therapeutics, Inc. Drs. Kraus and Wargacki are employees of Aquestive Therapeutics.